Pilgrim's Announces Agreement with Direct Purchaser Plaintiff Class

GREELEY, Colo. – Jan. 11, 2021 – Pilgrim’s Pride Corporation (NASDAQ: PPC) today announced that it has entered into an agreement to settle all claims made by the putative Direct Purchaser Plaintiff Class (“DPP Class”) in the In re Broiler Chicken Antitrust Litigation. Under the settlement, Pilgrim’s has agreed to pay the DPP Class $75 million, which will be reflected in Pilgrim’s fourth quarter 2020 financial statements. The agreement is subject to court approval and does not settle claims made by Plaintiffs outside of the DPP Class. While Pilgrim’s does not admit any liability for the claims alleged in the Broiler Antitrust Civil Litigation, it believes a settlement was in the best interests of the Company and its shareholders.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Words such as “subject,” “reflect,” “may,” “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include future developments related to the Agreement and the matters discussed herein, and other factors discussed in the risk factors sections of Pilgrim’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K on file with the Securities and Exchange Commission. The forward-looking statements speak only as of the date hereof, and Pilgrim’s undertakes no obligation to update any such statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

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About Pilgrim’s
As a global food company with more than 58,000 team members, Pilgrim’s processes, prepares, packages and delivers fresh, frozen and value-added food products for customers in more than 100 countries. For more information, please visit www.pilgrims.com.

Media Contact:

Cameron Bruett
Corporate Affairs
cameron.bruett@jbssa.com
970.506.7801